UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): November 24, 2009

FORTRESS FINANCIAL GROUP, INC. / WY
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(954) 623-7409
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

REPURCHASES AND CANCELLATION OF SHARES OF THE COMPANY’S SHARES OF COMMON STOCK

The Company embarked upon a substantial repurchase and cancellation of its Shares of Common Stock, as follows:

As at June 2, 2008; the Company had an amount of 59,150,850,057 (Fifty nine billion one hundred and fifty million eight hundred and fifty thousand and fifty seven) shares of its Common Stock issued and outstanding. The Company repurchased an amount of 27,588,472,240 (Twenty seven billion five hundred and eighty eight million four hundred and seventy two thousand two hundred and forty) shares of its Common Stock in the period commencing June 3, 2008 and terminating on August 28, 2008. A full schedule of these shares of Common Stock repurchases is detailed in Exhibit A hereto.

The cost to the Company in respect of these repurchases of shares of the Company’s Common Stock was in the amount of US$863,938.90 (Eight hundred and sixty three thousand nine hundred and thirty eight dollars and ninety cents) in cash, a further amount of US$12,459,488.92,(Twelve million four hundred and fifty nine thousand four hundred and eighty eight dollars and ninety two cents) representing 8,636,411,127 (Eight billion six hundred and thirty six million four hundred and eleven thousand one hundred and twenty seven) ( See Note 1 below) shares of Hunt Gold Corporation shares of Common Stock held by the Company were transferred to third parties and a further amount of US$302,607,268 (Three hundred and two million six hundred and seven thousand two hundred and sixty eight dollars) representing 519,497,456 (Five hundred and nineteen million four hundred and ninety seven thousand four hundred and fifty six) shares of Bouse Mining Holdings plc were transferred to third parties. The total stock repurchases cost the Company an amount of US$315,930,695.82 (Three hundred and fifteen million nine hundred and thirty thousand six hundred and ninety five dollars and eighty two cents.

Note 1:
Of these shares of Hunt Gold Corporation Common Stock, an amount of 542,000,000 (Five hundred and forty two million) were utilized by the Company to repurchase shares of the Company’s Common Stock and were purchased by the Company for cash and at a cost to the Company in the amount of US$1,424,000.00 (One million four hundred and twenty four thousand dollars).

The Company terminated its repurchases of its shares of Common Stock on August 28, 2008. On September 30, 2008 the Company had an amount of 31,562,377,817 (thirty one billion five hundred and sixty two million three hundred and seventy seven thousand eight hundred and seventeen) shares of its Common Stock issued and outstanding following the cancellation of the stock repurchased by the Company. This was verified by the Transfer Agent to the Company at that date.

The Company has not issued any shares of its Common Stock subsequently.

AMOUNT OF THE COMPANY’S SHARES OF COMMON STOCK ISSUED AND OUTSTANDING

As at November 24, 2009; the Company has an amount of 31,562,377,817 (Thirty one billion five hundred and sixty two million three hundred and seventy seven thousand eight hundred and seventeen) shares of Common Stock issued and outstanding.

We are awaiting details from our new Transfer Agent as how many of the Company’s shares are held “on book” and as to the number which are both restricted and “free trading”.

The Company is at this time seeking to cancel an additional amount of 3,000,000,000 (Three Billion) shares of its restricted Common Stock that were issued to two former Consultants to the Company.

COMPANY’S CURRENT CREDITORS AND THE SETTLEMENT OF OUTSTANDING LOANS BY THE COMPANY TO THIRD PARTIES

The Company has trade creditors in the amount of US$22,943.75 (Twenty two thousand nine hundred and forty three dollars and seventy five cents) as at November 24, 2009. Settlement of these trade Creditors will be made by either further loans to the Company from third parties or from the proceeds of the sale of the Company’s interests in the two Gold Mining Properties.

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The Company was indebted to various third parties in the amount of US$863,938.90 (Eight hundred and sixty three thousand nine hundred and thirty eight dollars and ninety cents) in respect of funds advanced to the Company to repurchase shares of the Company’s stock for cancellation.

The Company issued Loan Notes to these third parties on October 1, 2008 in the amount of US$863,938.90 (Eight hundred and sixty three thousand nine hundred and thirty eight dollars and ninety cents). These Loan Notes bear interest at the rate of 10% (Ten percent) per annum and are repayable upon demand.

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The Company was indebted to various third parties in the amount of US$1,424,000.00 (One million four hundred and twenty four thousand dollars) in respect of funds advanced to the Company to purchase shares of Hunt Gold Corporation Common Stock as an investment

The Company issued Loan Notes to these third parties on October 1, 2008 in the amount of  US$1,424,000.00 (One million four hundred and twenty four thousand dollars). These Loan Notes bear interest at the rate of 10% (Ten percent) per annum and are repayable upon demand.

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The Company was indebted to various third parties in the amount of US$569,500.00 (Five hundred and sixty nine thousand five hundred dollars) in respect of funds advanced to the Company to settle Executive Salaries, Travel expenses, Professional and Legal Fees, Public Relations, Corporate Finance expenses, Loans to discontinued subsidiary companies, BLM Claim Fees and other General Expenses).

The Company issued Loan Notes to these third parties on October 31, 2008 in the amount of US$569,500.00 (Five hundred and sixty nine thousand five hundred dollars). These Loan Notes bear interest at the rate of 10% (Ten percent) per annum and are repayable upon demand.

The Company remains indebted to various third parties for expenses incurred post October 31, 2008 and the Company’s Management at this time, is of the opinion that this amount owed does not exceed the amount of US$200,000 (Two hundred thousand dollars). These creditors have agreed to wait for a settlement proposal from the Company on or before December 31, 2009. The Company expects to settle these claims through the sale of its interests in its two Gold Properties.

The Company has undertaken to settle trade creditors of Hunt Gold Corporation in the amount of US$45,473.00 (Forty five thousand four hundred and seventy three dollars) at November 24, 2009. Settlement of these trade Creditors will be made by either further loans to the Company from third parties or from the proceeds of the sale of the Company’s interests in the two Gold Mining Properties.

These Loan Notes will either be settled through the issue of restricted shares of the Company’s Common Stock at the prevailing price of the Company’s Common Stock in the market or will be settled in full from the proceeds derived from the sale of the Company’s interest in its two Gold Properties.

The Company has issued additional Loan Notes as detailed elsewhere in this filing.

COMPLETION OF STOCK DIVIDEND PAYMENTS IN RESPECT OF HUNT GOLD CORPORATION SHARES OF COMMON STOCK TO COMPANY STOCKHOLDERS IN FEBRUARY OF 2008

The Company (then named Great West Gold, Inc.) declared a Stock Dividend of a portion of its shareholding in Sentinel Mining Resources plc (which controlled the "Mockingbird" Gold Mining & Exploration interests) to its Stockholders, payable on November 14, 2005.

The Company (then named Great West Gold, Inc.) declared a Stock Dividend of a portion of its shareholding in Ambassador Gold Mining Holdings plc (which controls the "Ambassador" Gold Mining & Exploration interests) to its Stockholders, payable on January 2, 2006.

The Company (then named Great West Gold, Inc.) declared a Stock Dividend of a portion of its shareholding in Golden Eagle Mining Holdings plc (which controls the "Golden Eagle" Gold Mining & Exploration interests) to its Stockholders, payable on January 4, 2006.

The Company and its stockholders disposed of the entire Issued Share Capital of Golden Eagle Mining Holdings plc to Hunt Gold Corporation (HGLC.PK); through a Share Exchange on December 5, 2007. This was settled through the issue of an amount of 220,000,000 (Two hundred and twenty million) shares of Hunt Gold Corporation Common Stock. An amount of 89,928,816 (Eighty nine million nine hundred and twenty eight thousand eight hundred and sixteen) of these shares of Hunt Gold Corporation Common Stock were to be distributed to the eligible Fortress Financial Group, Inc. stockholders in respect of this Stock Dividend. The Transfer Agent to Hunt Gold Corporation issued the vast majority of these shares (circa 90%) on February 15, 2008. The payout ratio was as follows : For every 1 (one) share of Fortress Financial Group, Inc. Common Stock (formerly Great West Gold, Inc.) held at the Stock Dividend "Pay Date" described in paragraph 3 hereof, stockholders received an amount of 0.0046 "free trading" shares of Hunt Gold Corporation Common Stock.

The Company and its stockholders disposed of the entire Issued Share Capital of Ambassador Gold Holdings plc to Hunt Gold Corporation (HGLC.PK); through a Share Exchange on December 5, 2007. This was settled through the issue of an amount of 220,000,000 (Two hundred and twenty million) shares of Hunt Gold Corporation Common Stock. An amount of 91,814,461(Ninety one million eight hundred and fourteen thousand four hundred and sixty one) of these shares of Hunt Gold Corporation Common Stock were distributed to the eligible Fortress Financial Group, Inc. stockholders in respect of the Stock Dividend. The Transfer Agent to Hunt Gold Corporation issued the vast majority of these shares (circa 90%) on February 15, 2008.

The payout ratio was as follows : For every 1 (one) share of Fortress Financial Group, Inc. Common Stock (formerly Great West Gold, Inc.) held at the Stock Dividend "Pay Date" described in paragraph 2 hereof, stockholders received an amount of 0.00464 "free trading" shares of Hunt Gold Corporation Common Stock.

The Company and its stockholders disposed of the entire Issued Share Capital of Sentinel Resource Holdings plc to Hunt Gold Corporation (HGLC.PK); through a Share Exchange on December 5, 2007. This was settled through the issue of an amount of 550,000,000 (Five hundred and fifty million) shares of Hunt Gold Corporation Common Stock. An amount of 224,712,962 (Two hundred and twenty four million seven hundred and twelve thousand nine hundred and sixty two) of these shares of Hunt Gold Corporation Common Stock were to be distributed to the eligible Fortress Financial Group, Inc. stockholders in respect of the Stock Dividend as described in paragraph 1 hereof. The Transfer Agent to Hunt Gold Corporation issued the vast majority of these shares (circa 90%) on February 15, 2008. The payout ratio is as follows : For every 1 (one) share of Fortress Financial Group, Inc. Common Stock (formerly Great West Gold, Inc.) held at the Stock Dividend "Pay Date" described in paragraph 1 hereof, stockholders received an amount of 0.01189 "free trading" shares of Hunt Gold Corporation Common Stock.

In order to successfully complete this Stock Distribution to eligible stockholders, the Company made significant additional contributions from its own stockholding of Hunt Gold Corporation shares of Common Stock to enable the DTCC to complete their own distribution of the Hunt Gold Corporation shares of Common Stock to the Company’s eligible stockholders.

These Stock distributions were successfully completed to the Company’s stockholders and in full. These Stock distributions were extremely expensive and thousands of man hours were expended in this process.

MUTUAL TERMINATION OF SALE OF THE COMPANY’S “BOUSE” AND “SOUTH COPPERSTONE” GOLD MINING EXPLORATION INTERESTS TO HURASU RESORCE CORPORATION “GOLDCO”

The Company had proposed to dispose of its stockholding in both its “Bouse” and its “South Copperstone” Gold Exploration Properties to Hurasu Resource Corporation (formerly First Platinum Retail Innovations, Inc.),and was referred to as “Goldco”. If completed, this would have resulted in a substantial Stock Dividend payment to the Company’s stockholders.

The Company was unable to complete this transaction for a number of reasons most of which are subject to a mutually agreed Confidentiality Agreement between all of the parties.

The Net Asset value per share of the Company’s Stock was calculated at that time based upon the value of the proposed transaction with Hurasu Resource Corporation and should under no circumstances be used as a Net Asset Value guide whatsoever in respect of the determination of a value for the Company’s remaining interests in both the “Bouse” and South Copperstone” Gold Exploration Properties at this time.

WRITE OFF OF THE COMPANY’S INVESTMENT IN HUNT GOLD CORPORATION AS IRRECOVERABLE

The Company held an amount of 764,684,177 (Seven hundred and sixty four million six hundred and eighty four thousand one hundred and seventy seven) shares of Hunt Gold Corporation Common Stock as at March 9, 2009.

Your Company wrote off its Investment as irrecoverable, the reasons are set out below.

At an average trading price of US$0.0001 per share of Hunt Gold Corporation Common Stock; the Company’s direct loss was in the amount of US$76,468.42 (Seventy six thousand four hundred and sixty eight dollars and forty two cents).

The Company purchased, for cash, additional shares of Hunt Gold Corporation Common Stock, as follows:

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The Company acquired on September 17, 2008; an amount of 300,000,000 shares of Hunt Gold Corporation Common Stock (HGLC.PK) and at a price of US$0.0015 per share of Common Stock. These shares of Hunt Gold Corporation (HGLC.PK) Common Stock were purchased by the Company in off the market transactions and these purchases were settled in cash and in the amount of US$450,000.

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On September 18, 2008; the Company acquired an additional amount of 102,000,000 shares of Hunt Gold Corporation Common Stock (HGLC.PK) and at a price of US$0.003 per share of Common Stock. These shares of Hunt Gold Corporation (HGLC.PK) Common Stock were purchased by the Company in off the market transactions and these purchases were settled in cash and in the amount of US$306,000.

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The Company acquired a further amount of 60,000,000 shares of Hunt Gold Corporation Common Stock (HGLC.PK) on September 23, 2008 and at a price of US$0.005 per share of Common Stock. These shares of Hunt Gold Corporation (HGLC.PK) Common Stock were purchased by the Company in an off the market transaction and this purchase was settled in cash and in the amount of US$300,000.

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The Company acquired a further amount of 80,000,000 shares of Hunt Gold Corporation Common Stock (HGLC.PK) on September 22, 2008 and at a price of US$0.0046 per share of Common Stock. These shares of Hunt Gold Corporation (HGLC.PK) Common Stock were purchased by the Company in an off the market transaction and this purchase was settled in cash and in the amount of US$368,000.

These shares of Hunt Gold Corporation Common Stock and in the amount of 542,000,000 (Five hundred and forty two million) were utilized by the Company to repurchase shares of the Company’s Common Stock and at a cash cost to the Company in the amount of US$1,424,000.00 (One million four hundred and twenty four thousand dollars).

The Company elected to write off its investments in Hunt Gold Corporation due to its (a) Shares of Common Stock being relocated to the “Grey Market” (b) its loss of all of its Mining Assets due to its inability to meet contractual obligations to Searchlight Exploration, LLC and (c) because of lawsuits iniated against former Directors of Hunt Gold Corporation (then known as Prime Time Group, Inc.) and (d) due to Hunt Gold Corporation becoming hopelessly Insolvent as a result of these actions..

MUTUAL TERMINATION OF SHORT TERM LOAN AGREEMENT WITH ST JAMES CAPITAL HOLDINGS, INC.

On July 29, 2008 the Company entered into a Short Term Loan Agreement with St James Capital Holdings, Inc. This Agreement was terminated on October 9, 2008. The Company elected not utilize this Loan Facility and paid an amount of US$100,000 (One hundred thousand dollars) to St James Capital Holdings, Inc. as a break fee.

The Company issued a Loan Note to St James Capital Holdings, Inc. on October 31, 2008 and in the amount of US$100,000.00 (One hundred thousand dollars). This Loan Notes bear interest at the rate of 10% (Ten percent) per annum and is repayable upon demand

TERMINATION OF THE SERVICES OF INVESTOR RELATIONS FIRM

The Company appointed Financial Insights as its Investor Relations Company on August 12, 2008. The Company terminated this arrangement in and during late 2008.

AUTHORIZED SHARE CAPITAL OF THE COMPANY

The Company confirms that the Board of Directors had resolved that the Company's existing Authorized Share Capital in the amount of 5 Trillion shares of Common Stock be immediately reduced to an amount of 35 billion shares of Common Stock.

The Company will in due course reduce this number of its Authorized Shares of Common Stock to no higher than the amount of 75 Billion shares of Common Stock through the filing of amended Articles of Association with the Secretary of State in Wyoming.

This should not be construed as to the Company’s intention to issue additional shares of its Common Stock at this time.

RESIGNATION OF THE COMPANY’S FORMER TRANSFER AGENT

The Transfer Agent to the Company, Computershare of Denver Colorado, resigned as at March 30, 2009.

APPOINTMENT OF A NEW TRANSFER AGENT

The Company has appointed Quicksilver Stock Transfer, LLC of Las Vegas, Nevada as its Transfer Agent, effective November 10, 2009. The former Transfer Agent to Company has provided all of the required data and information to the new Transfer Agent.

SETTLEMENT OVER A DISPUTE OVER HUNT GOLD CORPORATION SHARES OF COMMON STOCK USED TO FINANCE REPURCHASE OF THE COMPANY’S STOCK

The Company utilized an amount of US$12,459,488.92 (Twelve million four hundred and fifty nine thousand four hundred and eighty eight dollars and ninety two cents) representing 8,636,411,127 (Eight billion six hundred and thirty six million four hundred and eleven thousand one hundred and twenty seven) shares of Hunt Gold Corporation shares of Common Stock held by the Company to fund the repurchase of an amount of 876,941,669 (Eight hundred and seventy six million nine hundred and forty one thousand six hundred and sixty nine) shares of the Company’s shares of Common Stock.

Due to the failure and subsequent collapse of Hunt Gold Corporation, the Company was threatened with Legal Action by those who had exchanged shares of Common Stock in the Company for shares of Hunt Gold Corporation Common Stock.

To avoid protracted and costly litigation which the Company was unable to afford, a full and final settlement was reached with these parties with your Company agreeing to pay these parties an amount of US$250,000.00 (Two hundred and fifty thousand dollars).

The Company issued Loan Notes to these parties on November 1, 2008 in the amount of US$250,000.00 (Two hundred and fifty thousand dollars) These Loan Notes bear interest at the rate of 15% (Fifteen percent) per annum and is repayable upon demand.

DISPUTE OVER RESTRICTED SHARES OF COMPANY’S STOCK ISSUED TO TWO FORMER CONSULTANTS TO THE COMPANY

The Company issued an amount of 1,500,000,000 (One billion five hundred million) restricted shares of its Common Stock to Mr. Leslie Smiedt (“Smiedt”) on January 25, 2008 in respect of Consulting work to be done for the Company.

The Company issued an amount of 1,500,000,000 (One billion five hundred million) restricted shares of its Common Stock to Mr. Jack Chang (“Chang”) on January 25, 2008 in respect of Consulting work to be done for the Company.

Neither Smiedt nor Chang performed any Consulting work the Company. The Company will seek all necessary and appropriate remedies available to the Company in Law to obtain the cancellation of these shares of its Common Stock issued to both Smiedt and to Chang.

The Management of the Company cannot guarantee that an amicable settlement will be reached with either Smiedt or Chang and this may well result in protracted and expensive litigation.

These shares of the Company’s Common Stock issued to both Smiedt and Chang are contractually held by the Company Transfer Agent “on book”, remain restricted and the Company is urgently seeking legal remedies to address this situation.

AGREEMENTS WITH SEARCHLIGHT EXPLORATION, LLC IN RESPECT OF THE COMPANY’S “BOUSE” AND “SOUTH COPPERSTONE” GOLD EXPLORATION PROPERTIES

The Company has long standing Agreements with Searchlight Exploration, LLC which contain provisions for “Minimal Work Expenditure” on both the “Bouse” and the “South Copperstone” Gold Properties.

Failure by the Company to meet these “Minimal Work Expenditure” requirements in these agreements result in an immediate cancellation of the Company’s rights to these Mining Claims and would result in the  immediate forfeiture of all of the Company’s rights in and to these two Gold Properties; to Searchlight Exploration, LLC.

Had Searchlight Exploration, LLC held the Company to its contractual commitments; the Company would have forfeited all of his rights in and to both the “Bouse” and the “South Copperstone” Gold Properties.

The Company has settled with Searchlight Exploration, LLC (“Searchlight”) as follows:

1.	The payment to Searchlight in respect of the 2004 to 2005 Year, an amount of US$100,000 (One hundred thousand dollars); and
2.	The payment to Searchlight in respect of the 2005 to 2006 Year, an amount of US$200,000 (Two hundred thousand dollars); and
3.	The payment to Searchlight in respect of the 2006 to 2007 Year, an amount of US$110,000 (One hundred and ten thousand dollars); and
4.	The payment to Searchlight in respect of the 2007 to 2008 Year, an amount of US$200,000 (Two hundred thousand dollars); and
5.	The payment to Searchlight in respect of the 2008 to 2009 Year, an amount of US$200,000 (Two hundred thousand dollars).

The total amount owed to Searchlight as at November 24, 2009 is in the amount of US$810,000.00 (Eight hundred and ten thousand dollars).

The Company issued a Loan Note to Searchlight Exploration, LLC on October 1, 2008 in the amount of US$810,000.00 (Eight hundred and ten thousand dollars). This Loan Note bears interest at the rate of 10% (Ten percent) per annum and is repayable upon demand.

The Company’s settlement of the “Minimal Work Provisions” with Searchlight, LLC has protected the Company’s interests in both the “Bouse” and in the “South Copperstone” Gold Properties.

HISTORICAL STOCK DIVIDENDS IN RESPECT OF BOTH THE “BOUSE” AND “SOUTH COPPERSTONE” GOLD EXPLORATION PROPERTIES –

Stockholders of the Company as at November 7, 2005 received an amount of 899,967,718 (Eight hundred and ninety nine million nine hundred and sixty seven thousand seven hundred and eighteen) shares in Bouse Mining Holdings plc as a Stock Dividend. These shares are being held "on book" for and on behalf of these stockholders. This represents an amount of 40.9% of the Issued Share Capital of Bouse Mining Holdings plc.

Stockholders of the Company as at December 2, 2005 received an amount of 899,581,199 (Eight hundred and ninety nine million five hundred and eighty one thousand one hundred and ninety nine) shares in Copperstone Mining Holdings plc as a Stock Dividend. These shares are being held "on book" for and on behalf of these stockholders. This represented 40.9% of the Issued Share Capital of Copperstone Mining Holdings plc.

The Company holds full and accurate records of the stockholders eligible for both of these aforesaid Stock Dividends and as at the aforesaid “Record Dates” for these Dividend declarations.

On February 1, 2008, the “Bouse” Gold Exploration properties and interests held in Bouse Mining Holdings plc were transferred into a new Corporation, incorporated in Wyoming, named “Bouse Gold, Inc.”.

On February 1, 2008, the “South Copperstone” Gold Exploration properties and interests held in South Copperstone Mining Holdings plc were transferred into a new Corporation, incorporated in Wyoming, named “South Copperstone, Inc.”. It was considered more advantageous to hold these interests in Corporations incorporated in the United States of America compared to them being held in Foreign Corporations.

All stockholders are guaranteed 1 (one) share of Common Stock in Bouse Gold, Inc. for every 1 (one) Ordinary share held in Bouse Mining Holdings plc.

All stockholders are guaranteed 1 (one) share of Common Stock in South Copperstone, Inc. for every 1 (one) Ordinary share held in South Copperstone Mining Holdings plc.

On March 15, 2009, Bouse Gold, Inc. and South Copperstone, Inc. became delinquent with the Secretary of State in Wyoming due to nonpayment of State Taxes and were administratively dissolved. The Company is now ensuring that the outstanding State Taxes are paid in respect of both of these Corporations and ensuring that both of these Corporations are reinstated without delay. The Authorized Share Capital of both of these Corporations is being increased to an amount of 2,500,000,000 shares of Common Stock with the same Par Value per share of Common Stock.

Stockholders are assured that their holdings in Bouse Gold, Inc. and in South Copperstone are secure and that both of these Corporations are being restored to good standing with the Wyoming Secretary of State.

The cash costs incurred in effecting such a distribution of these shares of Bouse Gold, Inc. and in South Copperstone, Inc. to eligible stockholders would be extremely high and the Company is not in financial position to undertake this distribution until such time as the Company has raised funds. There is no guarantee that the Company will be in a position to raise the required funds. The Company incurred very significant financial costs and many hundreds of hours of both Management and Professional Advisors’ time in order to effect the full, complete and accurate distribution of the shares of Hunt Gold Corporation Common Stock to the Company’s eligible stockholders thus completing the previous 3 (Three) Stock Distributions to the Company’s stockholders in 2008 and in 2009.

The fact that the Company holds full and accurate records of the stockholders eligible for both of these aforesaid Stock Dividends and as at the aforesaid “Record Dates” for these Dividend declarations means that should a buyer for the “Bouse” and/or “South Copperstone” Gold Exploration Properties desire to acquire 100% (one hundred percent) of these Corporations; they would be able to make a direct offer to these eligible stockholders without requiring the Company’s participation and assistance in this endeavor.

The Company is prepared to furnish the full details of those eligible stockholders who hold stock in both “Bouse” and in “South Copperstone” obtained by themselves through these historical Stock Dividends declared by the Company; to any and all suitable and qualified prospective purchasers of these two Gold Exploration Property Corporations. This is to enable these prospective buyers to directly approach these eligible stockholders with a view to purchasing their stock in either one or in both of these Gold Exploration Property Corporations.

A sale of 100% (one hundred percent) of both Bouse Gold, Inc. and South Copperstone, Inc. would then result in these outstanding Stock Dividends being paid to eligible stockholders by any buyer of these interests.

There is no guarantee that the Company would be able to secure a successful and acceptable sale of these Corporations.

CURRENT STATUS OF THE “BOUSE” AND “SOUTH COPPERSTONE” GOLD EXPLORATION PROPERTIES

Unpatented mining claims are renewed annually with the United States Bureau of Land Management (BLM), and filings and claim maintenance fees are due on September 1 of each year for the following year.   At September 1, 2009, the Bouse Project was comprised of 26 unpatented mining claims (14 lode claims and 12 placer claims); the South Copperstone Project was comprised of 37 unpatented mining claims (1 lode claim and 36 placer claims).

It was determined that both the Bouse and South Copperstone gold properties had primarily lode gold deposit potential, and the placer claims were not renewed for 2010.   Lode claims cover gold that is found in rock in place, as contrasted with placer claims which cover gold found in unconsolidated stream sediments and gravel.  Virtually all known past gold production from the Bouse and Copperstone Mining.

Districts has been from lode deposits rather than placer deposits.  This is consistent with other Arizona and Nevada gold production (for example, Nevada’s prolific Carlin Trend gold production has almost all come from areas covered by lode claims).

Beginning on September 5, 2009, a number of the lode claims were amended or relocated, and new lode claims have since been staked over certain areas formerly covered by placer claims.  The Company believes that the areas currently covered by lode claims include all former drill holes that encountered gold within the Company’s existing Bouse and South Copperstone project areas.  More details will be disclosed concerning the new lode claims upon completion of staking, which is expected within the next 90 days."

The stockholding in the “Bouse” Gold Exploration Project as At November 10, 2009:

Eligible Dividend Recipients as at November 7, 2005:	899,967,718	40.91%
Searchlight Exploration, LLC:	219,997,800	9.99%
Fortress Financial Group, Inc.*:	510,923,545	23.22%
Other Stockholders: (Note 1)	569,110,937	25.88%

TOTAL ISSUED:	2,200,000,000
NOTE 1:
The Company transferred an amount of US$302,607,268 (Three hundred and two million six hundred and seven thousand two hundred and sixty eight dollars) representing 519,497,456 (Five hundred and nineteen million four hundred and ninety seven thousand four hundred and fifty six) shares in the “Bouse” Gold Exploration Property to repurchase shares of the Company’s Common Stock.

The stockholding in the “South Copperstone” Gold Exploration Project as At November 10, 2009:

Eligible Dividend Recipients as at December 2, 2005:	899,581,199	40.89%
Searchlight Exploration, LLC:	219,997,800	9.99%
Fortress Financial Group, Inc.*:	1,030,421,001	46.84%
Other Stockholders:	50,000,000	2.28%

TOTAL ISSUED:	2,200,000,000

*Fortress Financial Group, Inc. holds its interests through its wholly owned Investment Corporation, Western Diversified Mining Resources, Inc.

NO LITIGATION PENDING OR THREATENED AGAINST THE COMPANY, ITS SUBSIDIARY COMPANIES OR ITS “BOUSE” OR “SOUTH COPPERSTONE” GOLD EXPLORATION PROPERTIES

The Management of the Company is not aware of any existing, threatened or pending litigation against either the Company, its subsidiary Companies or against either of the two remaining Gold Exploration Properties.

DIRECTORS AND MANAGEMENT

The Company’s sole Officer who serves as the Company’s Chairman, President, Treasurer and Secretary is Mr. Peter James Bezzano. Mr. Alan Santini resigned as the Company’s President and Chief Executive Officer on October 27, 2008 and as the Company’s Secretary on March 30, 2009.

Mr. Peter James Bezzano continues to hold an amount of 500,000,000 (Five hundred million) restricted shares of the Company’s Common Stock and has not to date, disposed of any shares of the Company’s Common Stock.

Mr. Peter James Bezzano has not received any financial remuneration of whatsoever nature from the Company nor has he charged any expenses or costs of whatsoever nature to the Company since his appointment to the Company.

Mr. Alan Santini, the Company’s former President, Chief Executive Officer and Secretary received an amount of 1,500,000,000 (One billion five hundred million) restricted shares of Common Stock as a Signing Bonus. Mr. Santini attempted to return these shares of Common Stock to the Company for cancellation. This cancellation was not effected by the former Transfer Agent.

The Company has subsequently elected to allow Mr. Santini to retain these 1.5 Billion shares of the Company’s Common Stock.

Both Mr. Bezzano and Mr. Santini have their shares of the Company’s Common Stock held “on book” by the Transfer Agent and remain restricted as at November 24, 2009.

Mr. Santini had acquired an amount of 900,000,000 (Nine hundred million) “free trading” shares of the Company’s Common Stock and has not to date, disposed to of any of his shares of the Company’s Common Stock.

CANCELLATION OF THIRD PARTY LOAN AGREEMENT

On February 2, 2009 the Company secured an initial interest free loan in the amount of US$500,000 (Five hundred thousand Dollars) to be used solely for the repurchase of shares of the Company's Common Stock.

Due to the termination of discussions in respect of the Company’s proposed purchase of Uranium Mining properties, it was mutually agreed that this Loan facility would be cancelled on April 30, 2009.

MANAGEMENT COMMENTS ON THE PROPOSED SALE OF THE COMPANY’S INTERESTS IN THE “BOUSE” AND “SOUTH COPPERSTONE” GOLD EXPLORATION PROPERTIES AND THE POSSIBLE EFFECTS OF A SUCCESSFUL SALE

The Company has two remaining assets, namely it interests in the “Bouse” and “South Copperstone” Gold Exploration properties.

Management of the Company is now actively seeking a buyer for these two Gold Exploration Properties, which if successfully concluded, could result in:

-	The settlement of the historical and outstanding Stock Dividends; and
-	Create a liquid trading environment for stockholders to trade in their shares of the Company’s Common Stock; and
-	Realize a very significant financial gain for the Company making the Company an extremely attractive take –over target; and
-	Allow Management to remunerate its professional advisors in order for them to complete the Company’s outstanding filings to make the Company current in its reporting; and
-	Apply for reinstatement to the OTC Bulletin Board Market once it was current in its filings; and
-	Raise additional cash through traditional methods which it is currently precluded from doing so due to it being delinquent in its filings; and
-	Provide funds to facilitate the creation of a Corporate web site and to retain Investor Relations Consultants to interact with Company stockholders; and
-	Could facilitate the payment of a large extraordinary Dividend to the Company’s stockholders.

These above-mentioned objectives by the Company’s Management will not be possible should the Company fail to secure to buyer for its interests in either the “Bouse” or the “South Copperstone” Gold Exploration Properties.

The Company’s Management is not prepared to comment at this time on its chances of securing a buyer for either of the “Bouse” or “South Copperstone” Gold Exploration Properties, or both; but is prepared to state that it is not an unlikely possibility at this point, with the price of Gold trading at all time record highs at this date.

The Company financial situation in the 2009 year rendered the Company’s Management incapable of employing personnel to interact with its stockholders and to produce costly announcements and other reporting to its stockholders. This has led to extreme negativity and hostility towards the Company and its Management in the financial community. This is a situation which the Company’s Management would like to see rectified in the near future.

Management of the Company is not prepared to disclose as to what price it is seeking for the Company’s interests in the “Bouse” or “South Copperstone” Gold Exploration Properties; nor the provision of any disclosure whatsoever as to the sale terms and conditions which it would be prepared to accept from any buyer of these Interests. The Company’s Management is of the opinion that Disclosure of this information would not be in the interest of the Company’s stockholders at this time. Should these circumstances change, Company Management will issue some guidance to its stockholders in respect of the pricing of these proposed transactions.

Management wishes to stress that there is no guarantee that a suitable and qualified buyer for either “Bouse” or “South Copperstone” will be found and that the price of Gold is extremely volatile and may not continue to trade at these current high levels and that Gold prices could drop in value very rapidly in the immediate to near term.

Management of the Company does not wish to; and is in no position to comment on the value of its interest in either the “Bouse” or “South Copperstone” Gold Exploration Property interests, at this time.

The amount of US$4,285,855.65 (Four million two hundred and eighty five thousand eight hundred and fifty five dollars and sixty five cents) owed to Loan Note Holders (as detailed in this Filing, plus accrued interest on these Loan Notes) and to other Creditors; will be required to be deducted from the proceeds of the sale of the Company’s interests in the two Gold Properties.

It is possible that the Company may be successful in settling part or all of the various outstanding Loan Notes into shares of the Company’s Stock. In this event, the amount of shares outstanding will be substantially increased; this could result in a reduced value per share of the Company’s Common Stock.

Management of the Company wishes to stress that any and all published and previous valuations of these Gold Exploration Properties should not in any way imply a current value of these Gold Exploration Properties. These previously published and stated valuations of these Gold Exploration Properties may well be very significantly lower than previously quoted. These valuations were based solely upon transactions with third parties which were not concluded by the Company.

MUTUAL CANCELLATION OF THE “SKYLINE URANIUM” TRANSACTION

The Company was forced to abandon its agreed transaction to acquire 25 Uranium Mining & Exploration Projects situated in Idaho, Northern Arizona, Utah and in Montana.

The Company’s inability to complete the Hurasu Resource Corporation (“Goldco”) transaction as outlined in previous Form 8-K Filings) whereby the Company was to dispose of its “Bouse” and “South Copperstone” Gold Exploration Properties and to then distribute the outstanding and historical stock dividends to eligible stockholders forced the Company to abandon its transaction which if successfully concluded, would have resulted in the Company being focused on Uranium Mining & Exploration.

Had the Company’s completed this transaction, it would have resulted in a very significant erosion of stockholder wealth given the extremely sharp decline in the prices of Uranium in 2009.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

99.1  – Schedule of Stock Repurchases by the Company

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: November 24, 2009	By:	/s/ Peter James Bezzano
Peter James Bezzano
President